MICROMUSE INC.

Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of 18 U.S.C. Section 1350, in his capacity as an officer of Micromuse Inc. (the “Company”), that, to his knowledge:

          (a) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended  June 30, 2003, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

          (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2003

By:	/s/ LLOYD A. CARNEY

Lloyd A. Carney Chairman and Chief Executive Officer

By:	/s/ MICHAEL L. LUETKEMEYER

Michael L. Luetkemeyer Senior Vice President and Chief Financial Officer

This certification is not deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.  This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.